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                  [LETTERHEAD OF LINCOLN NATIONAL CORPORATION]

                                                             Exhibit No. (13)(b)

                                INVESTMENT LETTER

                                               November 16, 1990

Lincoln National International Fund, Inc.
1300 South Clinton Street
Fort Wayne, Indiana 46801

Ladies and Gentlemen:

      This will advise you that in consideration of your issuance to the undersigned of 11,000 shares of Common Stock (the Stock) $.01 par value of Lincoln National International Fund, Inc. (the Fund) for an aggregate purchase price of $110,000, Lincoln National Variable Annuity (Account C) represents and warrants that the Stock will be held by Account C for its own account, for investment and not with a view to distribution.

      Account C understands that the Stock being issued to it has not been registered under the Securities Act of 1933, as amended (the Act), and agrees that the Stock may not be sold or transferred except pursuant to an effective Registration Statement under the Act or unless exemption from such registration is available under the Act with respect to such proposed sale or transfer.

      In order to insure compliance with the Act, Account C agrees that the Fund may, if it desires, refuse to transfer the Stock unless:

      (i) a Registration Statement under the Act is then in effect with respect to such Stock; or

      (ii) an opinion has been obtained from counsel for the Fund to the effect that an exemption from registration under the Act is available with respect to the proposed transfer and that no such registration is required; or

      (iii) a no-action letter has been obtained with respect to such transfer from the staff of the Securities and Exchange Commission.

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Lincoln National International Fund, Inc.
November 16, 1990
Page 2


      Account C further agrees that a legend briefly describing the restrictions set forth in this letter may be placed on the stock certificate, if any, delivered to Account C.

                                             Very truly yours,

                                             LINCOLN NATIONAL VARIABLE
                                              ANNUITY ACCOUNT C

                                             By: THE LINCOLN NATIONAL
                                                  LIFE INSURANCE COMPANY

                                             By: /s/ ROBERT W. CRISPIN
                                                --------------------------
                                                Robert W. Crispin,
                                                Executive Vice President